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EXHIBIT 4.6

                                SHARE CERTIFICATE




                                      Text:

 NUMBER                       ADVA International Inc.                    SHARES
              Incorporated under the laws of the State of Delaware


                                                                 COMMON STOCK
                                                               CUSIP 000000 00 0


                                                               SEE REVERSE FOR
                                                             CERTAIN DEFINITIONS

THIS
CERTIFIES
THAT



is the
owner of

    FULLY PAID AND NON-ASSESSABLE SHARES OF COMMON STOCK OF THE PAR VALUE OF
                      $.001 EACH OF ADVA International Inc.
transferable on the books of the Corporation by the holder hereof in person, or by duly authorized attorney upon surrender of the Certificate properly endorsed. This certificate and the shares represented hereby are issued and shall be subject to all the provisions of the Articles of Incorporation of the Corporation, as now or hereafter amended, to all of which the holder hereof by acceptance hereof assents. This Certificate is not valid unless countersigned by the Transfer Agent, and registered by the Registrar.
         WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.
Dated:

[SEAL]            George L. Down                      A.E. Mohr
                           Secretary                          President




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